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                                                                EXHIBIT 23.4


                     CONSENT OF BROADVIEW ASSOCIATES LLC

        We consent to the use in this Registration Statement of Solectron Corporation on Form S-4 of our letter dated September 19, 1996 to the Chairman of the Board of Directors of Force Computers, Inc. We also consent to the references to us in the Prospectus/Consent Soliciation Statement.


                                                BROADVIEW ASSOCIATES LLC

                                                By: Stephen S. Smith
                                                    ------------------

                                                Its: Managing Director
                                                     -----------------

                                                San Mateo, California
                                                November 8, 1996